Exhibit 4.2

Supplemental deed to the Restructuring Deed

To:                              IFM Overseas Partners L.P.

(acting through its general partner IFM Overseas Limited)

IFM Investments Limited

Donald Zhang

Harry Lu

6 June 2012

RESTRUCTURING DEED DATED 27 APRIL 2012 BETWEEN, AMONGST OTHERS, IFM OVERSEAS PARTNERS L.P. (AS THE ISSUER) (ACTING THROUGH ITS GENERAL PARTNER, IFM OVERSEAS LIMITED), IFM INVESTMENTS LIMITED, DONALD ZHANG, HARRY LU AND GL ASIA MAURITIUS II CAYMAN LTD. (THE “RESTRUCTURING DEED”)

1.                                      We refer to the Restructuring Deed.  Terms defined in the Restructuring Deed shall, unless the context requires otherwise, have the same meaning when used in this letter. References to Clauses are, unless otherwise stated, references to Clauses of the Restructuring Deed.  In addition, the following words and expressions have the meanings set out below:

“Effective Date” means the date upon which this letter is signed by the Issuer, IFM Investments, Donald Zhang and Harry Lu.

2.                                      The provisions of Clause 1 (Definitions and interpretation) of the Restructuring Deed shall apply to this letter mutatis mutandis as if set out in full in this letter, save that references to “Deed” shall be construed as references to this letter.

3.                                      This letter is a Finance Document.

4.                                      Each party to the Restructuring Deed has agreed to amend the Restructuring Deed on the terms set out in this letter.

5.                                      From the Effective Date, the following provision shall be added as a new Clause 18.4:

“18.4                     IFM Investments shall not adopt any plan, enter into any agreement or take any other action that would:

(a)                                 have the effect that a transfer or acquisition of shares or ADSs pursuant to the operation of the terms of, or the exercise by GLAM II of its rights under (or through any subsequent transfer or disposition by GLAM II or any of its Affiliates of any shares or ADSs acquired pursuant to the exercise of such rights):

(i)                                    the equitable share mortgage dated 31 May 2012 between the Issuer, the General Partner and GLAM II (the “New Share Mortgage”); or

(ii)                                 the share mortgage dated 19 October 2007, as reaffirmed pursuant to a deed of reaffirmation and consent dated 3 February 2010 and as confirmed pursuant to the New Share Mortgage, between the Issuer, the General Partner and GLAM II, in each case following the occurrence of an Event of Default (as defined in the New Share Mortgage), and which in each case would trigger any dilutive issuance of rights or securities, require board approval or be subject to any similar restriction; or

(b)                                otherwise adversely affect the ability of any relevant party to engage in the transactions described in paragraph (a) above.”

6.                                      After the Effective Date, the Restructuring Deed and this letter shall be read and construed as one document and references in the Restructuring Deed and in each of the Finance Documents to the Restructuring Deed shall be read and construed as references to the Restructuring Deed as amended by this letter.

7.                                      The provisions of Clause 20 (Severability) and 22 (Confidentiality) to 25 (Enforcement) (inclusive) shall apply to this letter as if they were expressly set out in this letter with the necessary changes being made and with each reference in the relevant Clauses to “this Deed” or like references being deemed to be a reference to this letter.

8.                                      This letter shall be governed by, construed and take effect in accordance with the law of the Cayman Islands.

Please sign and return the enclosed duplicate copy of this letter by way of your agreement to its terms.

Yours faithfully

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
GL ASIA MAURITIUS II CAYMAN LTD.	)	/s/ Jennifer Tang
	)	BY:
	)	DULY AUTHORISED SIGNATORY
)

IN THE PRESENCE OF:	)
)
)
/s/ Andrew Harris	)
WITNESS

We hereby acknowledge and agree to the terms of this letter:

THE ISSUER

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
IFM OVERSEAS PARTNERS L.P.	)
ACTING BY ITS GENERAL PARTNER	)	/s/ Donald Zhang
IFM OVERSEAS LIMITED	)	BY:
	)	DULY AUTHORISED SIGNATORY
)

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

GENERAL PARTNER

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
IFM OVERSEAS LIMITED	)	/s/ Donald Zhang
	)	BY:
	)	DULY AUTHORISED SIGNATORY

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

IFM INVESTMENTS

SEALED WITH THE COMMON SEAL OF	)
IFM INVESTMENTS LIMITED	)	/s/ Donald Zhang
	)	BY:
	)	DULY AUTHORISED SIGNATORY

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

INDIVIDUAL PARTIES

EXECUTED AS A DEED BY	)
DONALD ZHANG	)	/s/ Donald Zhang

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

EXECUTED AS A DEED BY	)
HARRY LU	)	/s/ Harry Lu

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS